Exhibit 10.3.6
AMENDMENT NO.4 AND WAIVER
TO THE
AMENDED AND RESTATED
NOTE AND EQUITY PURCHASE AGREEMENT
     This AMENDMENT NO. 4 AND WAIVER TO THE AMENDED AND RESTATED NOTE AND EQUITY PURCHASE AGREEMENT, dated as of December 22, 2006 (this “Amendment and Waiver”), is entered into by and among IST Acquisitions, LLC a Delaware limited liability company (successor by conversion to IST Acquisitions, Inc., the “Parent”), Imaging and Sensing Technology Corporation, a New York corporation (the “Borrower”), IST Conax Nuclear, Inc., a New York corporation, Imaging and Sensing Technology International Corp., a New York corporation, IST Instruments, Inc., a New York corporation, Quadtek, Inc., a Washington corporation (each a “Subsidiary” and collectively the “Subsidiaries” and together with Borrower and Parent, the “Loan Parties”), the securities purchasers that are now and hereafter at any time parties to the Note Purchase Agreement (as defined below) and are listed in Annex A thereto (or any amendment or supplement thereto) (each a “Purchaser” and collectively, the “Purchasers”), and American Capital Financial Services, Inc., a Delaware corporation (“ACFS”), as administrative and collateral agent for the Purchasers (in such capacity, the “Agent”). Capitalized terms used and not defined elsewhere in this Amendment and Waiver shall have the meanings ascribed to such terms in the Note Purchase Agreement.
     WHEREAS, the parties hereto are party to the Amended and Restated Note and Equity Purchase Agreement, dated as of October 29, 2004, as amended by Amendment No. I on May 24, 2005, Amendment No. 2 on May 16, 2006 and Amendment No. 3 on September 13, 2006 (collectively, the “Note Purchase Agreement”);
     WHEREAS, pursuant to the transactions contemplated by the Master Restructuring Agreement and Plan of Merger dated as of December 22, 2005, to which the Borrower is a party, Mirion Technologies, Inc. (formerly known as Global Monitoring Systems, Inc., “Mirion”) became the sole member of Borrower; and
     WHEREAS, Borrower no longer prepares financial statements separate from Mirion and the parties hereto desire to waive prior non-compliance with existing financial covenants and to amend certain provisions of the Note Purchase Agreement to provide that financial covenants be measured based on the consolidated financial reporting of Mirion and its subsidiaries;
     WHEREAS, under Section 14.2 of the Amended and Restated Agreement, any amendment thereof requires a written instrument executed by each Loan Party and, to the extent such modification relates to the Notes, by the Agent on behalf of the Purchasers; and
     WHEREAS, the parties hereto agree and hereby do wish to amend the Note Purchase Agreement by making the changes set forth herein in accordance with Section 14.2 of the Note Purchase Agreement.
     NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto, and of the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties for themselves, their heirs, executors, administrators, successors and assigns, do hereby covenant and agree as follows:
     ARTICLE I — AMENDMENTS TO THE NOTE PURCHASE AGREEMENT
     1.1 The following definitions are hereby added to Section 1.1:
     ““Mirion” means Mirion Technologies, Inc., a Delaware corporation.”

     ““Total Debt to EBITDA Ratio” means the ratio of (a) all Indebtedness of the Loan Parties on a consolidated basis, as of a particular Measurement Date to (b) the EBITDA for the Measurement Period ending on such Measurement Date.”
     1.2 The following definitions set forth in Section 1.1 are hereby amended and restated in their entirety:
     ““Capital Expenditures” means for any period of determination capital expenditures of the Loan Parties for such period determined and consolidated in accordance with GAAP, excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed with insurance proceeds, cash awards arising from a taking by eminent domain or condemnation or cash proceeds of asset dispositions reinvested in replacement assets.”
     ““EBITDA” means for any period, without duplication, the sum of the following for the Loan Parties on a consolidated basis, each calculated for such period: (a) Net Income (as adjusted for by the Board of Directors of Mirion for non-recurring charges and specifically excluding extraordinary gains or extraordinary losses and gains or losses from sales of assets, other than inventory sold in the ordinary course of business), minus (b) interest income, plus (c) interest expense, plus (d) charges against income for Taxes, plus (e) depreciation expenses, plus (f) amortization expenses, plus (g) all non-cash compensation expenses of the Loan Parties on a consolidated basis, plus (h) Management Fees.”
     ““Fixed Charges” means, for any period, and each calculated for such period (without duplication) on a consolidated basis, (a) cash interest expense of the Loan Parties; plus (b) scheduled payments of principal with respect to all Indebtedness of the Loan Parties; plus (c) cash payment of income or franchise taxes included in the determination of Net Income, excluding any provision for deferred taxes; plus (d) payment of deferredd taxes accrued in any prior period.”
     ““Fixed Charge Coverage Ratio” means for a particular Measurement Period, the ratio of (a) EBITDA minus Capital Expenditures (exclusive of Capital Expenditures financed during such period under Capitalized Leases or other Indebtedness (Indebtedness, for this purpose, does not include advances under the Revolving Loan)), to (b) Fixed Charges, in each case of the Loan Parties on a consolidated basis during such Measurement Period.”
     ““Interest Coverage Ratio” means, for a particular Measurement Period, the ratio of (a) EBITDA to (b) cash interest expense, in each case of the Loan Parties on a consolidated basis during such Measurement Period.”
     ““Loan Parties” shall mean Borrower and any Subsidiary of Borrower who becomes a party hereto after the date hereof; provided, that for purposes of Section 7.3, and any defined terms used therein, “Loan Parties” shall mean Mirion and all of its Subsidiaries.”
     ““Net Income” means, for any period, the net income (or loss) of the Loan Parties on a consolidated basis for such period, after deduction of all expenses, taxes and other proper charges, determined in accordance with GAAP, for such period taken as a single accounting period.”
     ““Measurement Period” means the twelve (12) month period ending on a Measurement Date.”
     1.3 Section 7.3 of the Note Purchase Agreement is hereby amended and restated in its entirety as set forth below:
     “7.3 Financial Covenants,. The Loan Parties, jointly and severally, covenant and agree that, so long as all or any part of the Notes remains outstanding:
     (a) The Loan Parties shall maintain, on a consolidated basis, at the end of each fiscal quarter (each such date being a “Measurement Date”), beginning December 31, 2006:

          (i) Minimum Fixed Charge Coverage Ratio. A minimum Fixed Charge Coverage Ratio for the Measurement Period ending on the last day of each fiscal quarter of at least 1.0 to 1.0.
          (ii) Maximum Total Debt to EBITDA Ratio. A maximum Total Debt to EBITDA Ratio as of the Measurement Date as follows:

For the Twelve Months Ended
on the Measurement Date	Ratio

December 31, 2006	6.50 to 1.0
March 31, 2007	6.50 to 1.0
June 30, 2007	6.50 to 1.0
September 30, 2007	6.50 to 1.0
December 31, 2007	6.25 to 1.0
March 31, 2008	6.25 to 1.0
June 30, 2008	6.25 to 1.0
September 30, 2008	6.00 to 1.0
December 31, 2008	6.00 to 1.0
March 31, 2009	6.00 to 1.0
June 30, 2009 and each fiscal quarter thereafter	5.50 to 1.0
          (iii) Minimum Interest Coverage Ratio. A minimum Interest Coverage Ratio for the Measurement Period ending on the Measurement Date as follows:

For the Twelve Months Ended
on the Measurement Date	Ratio

December 31, 2006	1.40 to 1.0
March 31, 2007	1.40 to 1.0
June 30, 2007 and each fiscal quarter thereafter	1.50 to 1.0
     (b) Capital Expenditures. The Loan Parties shall not make, on a consolidated basis, during any Fiscal Year any Capital Expenditures that in the aggregate (after giving effect to all such Capital Expenditures made during such Fiscal Year) exceed $7,500,000; provided, that to the extent that aggregate Capital Expenditures made, on a consolidated basis, by the Loan Parties in any Fiscal Year are less than the amount set forth above for such Fiscal Year, the lesser of (i) such excess amount and (ii) fifty percent (50%) of the amount set forth above for such Fiscal Year may be carried forward, but may be expended only in the immediately succeeding Fiscal Year. Any amount so carried forward shall be deemed made hereunder following utilization of all allowed amounts (without regard to such rollover) for Capital Expenditures in such immediately succeeding Fiscal Year.”
     ARTICLE II — WAIVER
     2.1 Subject to the terms and conditions herein, the Agent hereby waives any past or present Events of Default arising under Section 8.1(d) of the Note Purchase Agreement resulting from the failure of the Borrower to comply with Section 7.3 of the Note Purchase Agreement.
     2.2 Except as set forth in Section 2.1., the Agent hereby reserves all rights and remedies granted to the Agent and the Purchasers under the Note Purchase Agreement or applicable law or otherwise and nothing contained herein shall be construed to limit, impair or otherwise affect the right of the Agent and the Purchasers to declare an Event of Default with respect to any future non-compliance with any covenant, term or provision of the Note Purchase Agreement or any other document now or hereafter executed and delivered in connection therewith.

     ARTICLE III — MISCELLANEOUS
     3.1 All references to the Note Purchase Agreement in the Note Purchase Agreement, the Purchase Documents and the other documents and instruments delivered pursuant to or in connection therewith shall mean the Note Purchase Agreement as amended hereby and as such may in the future be amended, restated, supplemented or modified from time to time.
     3.2 This Amendment and Waiver may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.
     3.3 Delivery of an executed counterpart of a signature page by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart.
     3.4 This Amendment and Waiver shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Maryland.
     3.5 The parties hereto shall, at any time and from time to time following the execution of this Amendment and Waiver, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment and Waiver.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Waiver as of the day and year first above written.

LOAN PARTIES: 1ST ACQUISITIONS, LLC By its sole member MIRION TECHNOLOGIES, INC.
By:	/s/ Thomas Logan
	Name:	Thomas Logan
	Title:	Chairman & CEO

IMAGING AND SENSING TECHNOLOGY CORPORATION
By:	/s/ Steven P. Burke
	Name:	Steven P. Burke
	Title:	CFO

1ST CONAX NUCLEAR, INC.
By:	/s/ Steven P. Burke
	Name:	Steven P. Burke
	Title:	CFO

IST INSTRUMENTS, INC.
By:	/s/ Steven P. Burke
	Name:	Steven P. Burke
	Title:	CFO

IMAGING AND SENSING TECHNOLOGY INTERNATIONAL CORP.
By:	/s/ Steven P. Burke
	Name:	Steven P. Burke
	Title:	CFO

QUADTEK, INC.
By:	/s/ Steven P. Burke
	Name:	Steven P. Burke
	Title:	CFO

[SIGNATURE PAGE TO AMENDMENT NO, 4 AND WAIVER TO THE 1ST NEPA]

AGENT: AMERICAN CAPITAL FINANCIAL SERVICES, INC.
By:	/s/ Robert Klein
	Name:	Robert Klein
	Title:	Vice President

PURCHASERS: AMERICAN CAPITAL STRATEGIES, LTD.
By:	/s/ Robert Klein
	Name:	Robert Klein
	Title:	Managing Director
ACS FUNDING TRUST I

By:	AMERICAN CAPITAL SYRATEGIES, LTD., as Servicer

By:	/s/ Robert Klein
	Name:	Robert Klein
	Title:	Managing Director
ACAS BUSINESS LOAN TRUST 2006-1

By:	AMERICAN CAPITAL STRATEGIES, LTD., as Servicer

By:	/s/ Robert Klein
	Name:	Robert Klein
	Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT NO, 4 AND WAIVER TO THE 1ST NEPA]